UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 21, 2011

FORTUNE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-19049
(Commission file number)

20-2803889
(I.R.S. Employer
Identification No.)

6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278
(Address of principal executive offices)

(317) 532-1374
(Registrant’s Telephone Number,
Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2011, Tena Mayberry, Chief Executive Officer of Fortune Industries, Inc. (the “Company”) entered into an amended employment agreement with the Company (the “Amended Agreement”) which replaces the initial employment agreement between Ms. Mayberry and the Company as set forth in the Company’s Form 8-K Current Report on April 17, 2009 (the “Initial Agreement”).  Pursuant to the Amended Agreement, Ms. Mayberry will receive an annual salary of $200,000, with an initial term through June 30, 2014.  No changes have been made to the original grant of 80,000 shares of restricted company common stock in the Initial Agreement, with vesting contingent upon the Company achieving certain EBITDA goals.  Ms. Mayberry is also entitled to profit sharing if the Company achieves certain EBITDA goals.  Ms. Mayberry has earned a total of $20,000 in profit sharing since the effective date of her Initial Agreement with the Company.  No other substantive changes were made to the Initial Agreement.

ITEM 9.01.  Financial Statements and Exhibits.

None.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FORTUNE INDUSTRIES, INC.

Date: February 25, 2011	By: /s/ Tena Mayberry
Tena Mayberry
Chief Executive Officer